NYNEX Capital Funding Company

                        Medium-Term Notes, Series B

                     AUTHORIZED OFFICER'S CERTIFICATE

          Pursuant to Sections 201 and 301 of the Indenture, dated as of April 1, 1990, as amended by a First Supplemental Indenture dated as of March 3, 1994 (as so amended, the "Indenture"), from NYNEX Capital Funding Company (the "Company") and NYNEX Corporation (the "Guarantor") to The Bank of New York, as trustee (the "Trustee"), and pursuant to the Resolutions (as defined in Paragraph A hereof), the undersigned officer does hereby certify as follows:

          A. He is the duly elected or appointed President of the Company, acting pursuant to resolutions adopted by the Board of Directors of the Company on April 18, 1990, September 15, 1993 and November 18, 1993, and pursuant to resolutions adopted by the Board of Directors of the Guarantor on April 19, 1990, September 15, 1993 and November 18, 1993 (such resolutions of the Boards of Directors of the Company and the Guarantor being attached hereto as Annex A and being herein called the "Resolutions").

          B. By this determination of the President of the Company, there is hereby established a series of Securities to be issued under the Indenture, which series of Securities shall have the terms set forth in the Indenture, in the Notes (as defined below), in the Prospectus, dated January 27, 1994, as supplemented by the Prospectus Supplement, dated March 3, 1994 relating to the Notes (collectively, the "Prospectus"), and in Instructions (as defined in Paragraph E below), which terms include the following (the numbers of the sub-paragraphs below corresponding to the numbered sub-sections of Section 301 of the Indenture):

          1. The title of the Securities of the series is Medium-Term Notes, Series B, which title may include any other appropriate designations as an Authorized Officer (as defined in Paragraph E below) shall determine (the "Notes"). The Notes may be issued from time to time by the Company, subject to the terms and provisions hereof or incorporated or described herein.

          2. The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 304, 305, 306, 906 or 1107 of the Indenture) shall be limited to such aggregate principal amount as shall be sufficient to result in gross proceeds to the Company of U.S. $1,500,000,000, or the equivalent thereof in other currencies or currency units (including composite currencies); subject to the foregoing, the aggregate principal amount of Notes to be issued and sold from time to time shall be as determined by one more Authorized Officers on behalf of the Company.

          3.   The Notes shall be issuable only as Registered Securities.

          4. The date or dates (or manner of determination) on which the principal of each of the Notes is payable shall be any Business Day or Business Days nine months or more from the date of issue of such Note and shall be as set forth in the applicable Pricing Supplement (as defined in the Prospectus), the Prospectus, such Note and/or the Instructions relating to such Note.

          5. The rate or rates (or the manner of calculation or determination), at which each of the Notes shall bear interest (if any) and the date or dates from which such interest shall accrue and the basis for computing such interest, shall be as set forth in the applicable Pricing Supplement, the Prospectus, the Note and/or the Instructions relating to such Note. Unless otherwise set forth in the applicable Pricing Supplement, any Note and/or the Instructions relating to such Note, (A) the Interest Payment Dates for such Note shall be the dates specified in the Form of Note (as defined in Paragraph C below) and the Prospectus as applicable to such Note, provided that the first payment of interest on any Fixed Rate Note (as defined in the Form of Note) originally issued between a Regular Record Date and an Interest Payment Date will be made on the Interest Payment Date specified in the Form of Note and the Prospectus as applicable to such Note; and (B) the Regular Record Date for the interest payable on any Interest Payment Date for such Note shall be the date specified in the Form of Note and the Prospectus as applicable to such Note.

          6. Unless otherwise specified in the applicable Pricing Supplement, any Note and/or the Instructions relating to such Note,
     (A) the place or places where the principal of (and premium, if any) and interest, if any, on the Notes shall be payable and where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served shall be as set forth in the Indenture or in the Instructions related to such Note; (B) the place or places where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served shall be NYNEX Capital Funding Company, 1113 Westchester Avenue, White Plains, New York 10604,
     Attention: Secretary; and (C) interest shall be payable as specified in Section 307 of the Indenture, in the Form of Note and in the Prospectus; provided that, while the Notes are registered in the name of the Depositary or its nominee, all payments in respect of the Notes shall be made to the Depositary or its nominee in accordance with the rules, procedures and practices of the Depositary from time to time in effect, which rules, procedures and practices are expected to provide that principal and any premium and interest payable at Maturity (as defined in the Indenture) will be payable by wire transfer of immediately available funds to an account specified by the Depositary, and payments of interest, other than at Maturity, will be made in same-day funds in accordance with existing arrangements between the Trustee or any Paying Agent and the Depositary.

          7. The period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms and conditions upon which any Note may be redeemed at the option of the Company shall be as set forth in the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note, and such terms may, as permitted by Article Eleven of the Indenture, be different from the terms provided in such Article Eleven.

          8. The obligation of the Company, if any, to redeem or purchase such Notes pursuant to any sinking fund or analogous provision, or at the option of a Holder thereof, and the period or periods within which, the price or prices at which, the currency or currency unit in which, and the terms upon which, the Notes shall be redeemed or purchased, in whole or in part pursuant to such obligation, and such terms may, as permitted by Articles Eleven and Twelve of the Indenture, be different from the terms provided in such Articles Eleven and Twelve.

          9. If the currency in which any Note shall be issuable is U.S. dollars, the denominations in which such Note shall be issuable, if other than denominations of $1,000 and any integral multiple thereof, shall be as set forth in the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note. If the currency or currency unit in which any Note shall be issuable is other than U.S. dollars, the denominations in which such Note shall be issuable shall be as set forth in the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note.

          10. If other than the principal amount thereof, the portion of the principal amount of any Note which shall be payable upon a declaration of acceleration of the Maturity thereof pursuant to
     Section 502 of the Indenture shall be as set forth in the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note.

          11. The applicable Pricing Supplement, any Note and/or the Instructions relating to such Note shall specify any Events of Default or covenants of the Company with respect to such Note in addition to the Events of Default and covenants set forth in the Indenture.

          12.  Not applicable.

          13. The applicable Pricing Supplement, any Note and/or the Instructions relating to such Note shall specify the currency or currency unit, if other than U.S. dollars, in which payment of the principal of (and premium, if any) or interest, if any, on the Notes shall be made or in which the Notes shall be denominated and the particular provisions applicable thereto in accordance with, in addition to or in lieu of the provisions of Section 311 of the Indenture.

          14. If the principal of (and premium, if any) and interest, if any, on any Note are to be payable, at the election of the Company or a Holder thereof, in a currency or currency unit other than that in which such Note is denominated or stated to be payable, in accordance with provisions in addition to or in lieu of, or in accordance with the provisions of, Section 311 of the Indenture, the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note shall specify the period or periods within which (including the Election Date (as defined in the Indenture)), and the terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency or currency unit in which such Note is denominated or stated to be payable and the currency or currency unit in which such Note is to be so payable.

          15. The initial Currency Determination Agent shall be The Bank of New York, and the initial Calculation Agent (as defined in the Form of Note) shall be The Bank of New York. The applicable Pricing Supplement, any Note and/or the Instructions relating to such Note shall designate any other agent for purposes of making determinations or calculations with respect to such Note or otherwise.

          16. If any Note is an Indexed Security, the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note shall specify the manner in which the amount of payments of principal of (and premium, if any) or interest, if any, on such Notes shall be determined and any other special terms with respect to such Note.

          17. If any Note does not bear interest, the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note shall specify the applicable dates for purposes of Section 701 of the Indenture.

          18. Unless otherwise specified in the applicable Pricing Supplement, any Note and/or the Instructions relating to such Note, the provisions for the satisfaction and discharge of the Indenture set forth in Section 401 of the Indenture shall be applicable to such Note.
          19. Unless otherwise specified in the applicable Pricing Supplement, any Note and/or the Instructions relating to such Note, the date as of which any global Security representing such Note shall be dated shall be the date of original issuance of such Note.

          20. Unless otherwise specified in the applicable Pricing Supplement, any Note and/or the Instructions relating to such Note,
     (A) Section 1004 of the Indenture shall not be applicable to such Note, and (B) Section 1011 of the Indenture shall be applicable to such Note. The applicable Pricing Supplement, any Note and/or the Instructions relating to such Note shall, if applicable, specify any covenant not set forth in the Indenture which is to be applicable to such Note and subject to Section 1010 or 1011 or both such Sections.

          21. Unless otherwise specified in the applicable Pricing Supplement, any Note and/or the Instructions relating to such Note, The Depository Trust Company shall serve as Depositary with respect to each Note, and each Note shall be initially issued in the form of a fully registered global Security or Securities, registered in the name of The Depository Trust Company or its nominee.

          22. If any Note is to be issuable initially in the form of a global Security or Securities, the circumstances under which the global Security can be exchanged for definitive Registered Securities shall be as set forth in Section 305 of the Indenture, and the provisions of the ninth paragraph of said Section 305 of the Indenture shall be applicable to such Note.

          23.  Not applicable.

          24.  Not applicable.

          25. The Notes and the Guarantees (as defined in the Indenture) to be endorsed thereon shall be substantially in the form of the Form of Note attached hereto as Annex B. The Notes may differ from one another as to denomination and as to any other matters provided for herein or as set forth in the Instructions relating to any Note pursuant to the action of an Authorized Officer acting hereunder.

          26. If any Note is to be issued as a Dual Currency Security, the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note shall specify the two currencies in either of which any scheduled payment of principal or interest due thereon may be made at the option of the Company and any other special terms with respect to such Dual Currency Security.

          27. If any Note is to be issued as an Amortizing Security, the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note shall specify the amortization schedule according to which amounts in respect of interest thereon and principal thereof are payable over the life of such Amortizing Security and any other special terms with respect to such Amortizing Security.

          28. If any Note is to be issued as a Discounted Security, the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note shall designate such Note as a Discounted Security.

          29. If Section 311(b) applies to any Note, the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note shall specify the Election Date.

          30. The applicable Pricing Supplement, any Note and/or the Instructions relating to such Note shall specify any provisions, if other than as set forth in Section 113, relating to the payment of principal of (and premium, if any) and interest, if any, with respect to such Note in any case where any Interest Payment Date, Redemption Date or Stated Maturity shall not be a Business Day at any Place of Payment with respect to such Note.

          31. Each Note shall have such additional terms (not inconsistent with the provisions of the Indenture) as are set forth in the Form of Note and the Prospectus and as shall be set forth in the applicable Pricing Supplement, such Note and/or the Instructions relating to such Note.

          C. Pursuant to Section 201 of the Indenture, the undersigned hereby establishes the form of Note and the form of Guarantee annexed hereto as Annex B (collectively, the "Form of Note") as the form of the Notes and the form of the Guarantees, respectively.

          D. The Resolutions constitute "Board Resolutions" (as defined in the Indenture) of the Company and the Guarantor.

          E. Certain additional terms of the Notes not set forth herein but required to be established or specified by or pursuant to Board Resolutions of the Company and the Guarantor shall be established or specified from time to time by any of the Chairman, the President, the Executive Vice President-Finance or the Vice President and Treasurer of the Company (each an "Authorized Officer"), as evidenced by the instructions (the "Instructions") delivered from time to time by or on behalf of the Company and the Guarantor to the Trustee, by telecopy or hand delivery, in each case providing the applicable information referred to above and any such additional terms.


          F. All terms in this Authorized Officer's Certificate which are defined in the Indenture or the Prospectus shall have the meanings assigned to them in the Indenture or the Prospectus, as the case may be.

          IN WITNESS WHEREOF, the undersigned has hereunto executed this Authorized Officer's Certificate as of this ____ day of March 1994.



Name: C. P. Turner
Title:  President